                                                                    Exhibit 10.3

                                LICENSE AGREEMENT

      THIS LICENSE AGREEMENT (this "Agreement") is made and entered into as of October 24, 2000 by and between Breakaway Solutions, Inc., a corporation organized under the laws of the State of Delaware, United States of America ("Licensor"), and Breakaway Solutions Asia Pacific Limited, a company organized under the laws of Bermuda ("Licensee").

                                    RECITALS

      A. Licensor owns, develops, markets and maintains certain proprietary software, technology, trademarks and other materials for use in providing strategy consulting, systems integration and application hosting services to organizations using the Internet.

      B. Licensor desires to enable Licensee to use the Licensed Property (as defined below) to provide services to customers in Japan.

      C. To this end, on the terms and subject to the conditions hereafter set forth, Licensee desires to obtain from Licensor, and Licensor is willing to grant to Licensee, the rights and licenses described below.

      NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Certain Definitions. Any capitalized terms used but not defined in this Agreement shall have the meaning set forth in the Shareholders Agreement between Licensor and ICG AsiaWorks Limited dated October 24, 2000 (the "Shareholders Agreement"). As used in this Agreement, the following terms have the meanings set forth below:

            "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is under common control with, or is controlled by, that Person. For purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Documentation" shall mean Licensor's printed and electronic documentation, manuals, specifications and instructions relating to the operation of the Licensed Software

            "Effective Date" shall mean the date of this Agreement as set forth in the preamble hereof.

            "Intellectual Property" shall mean and include (A) patents, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (B) trademarks, service marks, trade dress, logos, trade names, domain names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, and moral and personality rights, (D) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques and research and development information, (E) all other intangible, industrial and intellectual property rights, by whatever name known,
(F) other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions), (G) copies and tangible embodiments thereof and (H) all goodwill in the foregoing.

            "Licensed Know-how" shall mean any existing and future proprietary techniques, processes, business and other methodologies, technical information and other trade secrets or know-how that Licensor presently or in the future owns, controls or has the ability to license to Licensee.

            "Licensed Marks" shall mean the logos and trademarks listed on Exhibit A attached hereto, as amended from time to time.

            "Licensed Property" shall mean the Documentation, Marketing Materials, Licensed Software, Licensed Know-how and Licensed Marks.

            "Licensed Software" shall mean that computer software listed on Exhibit B hereto, together with all Updates and successor versions thereto, if any.

            "Localized Version" shall have the meaning set forth in Section 2.1(a).

            "Marketing Materials" shall mean brochures, advertising copy and similar materials with respect to marketing the business of the Licensor.

            "Object Code" shall mean (i) machine executable programming instructions, substantially in binary form, which are intended to be directly executable by an operating system after suitable processing and linking but without the intervening steps of compilation or assembly, or (ii) other executable code (e.g., programming instructions written in procedural or interpretive languages).

            "Person" shall mean a natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, unincorporated organization, joint stock company, trust, estate, governmental entity or other entity.

            "Services Agreement" shall mean that agreement, in the form attached hereto as Exhibit C, pursuant to which the Licensor has agreed to maintain, update and, at the request of the Licensee, enhance the Licensed Software and Licensee has agreed to pay for certain services.

            "Source Code" shall mean the human-readable form of any computer programming code, including without limitation all comments, procedural code and scripts.

            "Territory" shall mean Asia (excluding Japan), including, without limitation, Australia and India.

            "Territory Customer" means a customer of the Licensee that has its corporate headquarters or principal business operations in the Territory or, if a multi-national Person, has a significant division or business unit in the Territory (but only such division or business unit shall be deemed to constitute the Territory Customer).

            "Third Party Software" shall mean software, if any, that is incorporated into or bundled with the Licensed Software which is not owned by Licensor.

            "Update" means any correction, bug fix, enhancement, upgrade or modification to the Licensed Software.

      2. Licenses.

            2.1 Software, Documentation and Know-how Licenses. On the terms and subject to the conditions of this Agreement, Licensor hereby grants to Licensee, a perpetual (subject to termination as provided in Section 8.1 and Section 8.2), exclusive in the Territory (as set forth in Section 2.2), non-transferable (except as provided herein), royalty-free, right and license under all of Licensor's Intellectual Property rights:

                  (a) to use and modify the Documentation and the Licensed Software (in Source Code and Object Code form) for the sole purpose of adapting the Licensed Software and Documentation for use in the Territory, including translation to local languages, addition of local character sets, graphics and data sources ("Localizing" or "Localization", and the resulting versions of the Licensed Software and Documentation, the "Localized Versions");

                  (b) to reproduce, distribute, perform (publicly or otherwise) and market the Licensed Software, Documentation and Localized Versions within the Territory to Territory Customers in Object Code form solely for the business purposes of such Territory Customers with no right to further distribute or sublicense;

                  (c) to grant Territory Customers sublicenses to use and operate the Software, Documentation and Localized Versions in Object Code form to support their business operations in the Territory;

                  (d) to use and operate the Software, Documentation and Localized Versions on behalf of Territory Customers, on an application service provider basis, to support their business operations in the Territory;

                  (e) to make, use, modify (including, but not limited to, Localizing), reproduce, distribute, perform (publicly or otherwise) market, sell, offer for sale, import and sublicense to Territory Customers the Licensed Know-how (and products and services incorporating the Licensed Know-how) in the course of conducting the Business;

                  (f) to use, modify (including, but not limited to, Localizing), repro-duce, distribute, perform (publicly or otherwise) and display the Marketing Materials in the Territory; and

                  (g) to grant sublicenses to third party contractors under the rights and licenses granted under Sections 2.1(a) - 2.1(f) solely in connection with Licensor's exercise of such rights and licenses.

            2.2 Exclusivity and Territoriality.

                  (a) Licensor will not, (i) directly or indirectly, provide or license the Licensed Software, Documentation or Licensed Know-how to any Territory Customer other than Licensee for use anywhere in the Territory or (ii) directly or indirectly develop or allow any third party to develop versions of the Licensed Software, Documentation and/or Licensed Know-how that are Localized for use anywhere in the Territory.

                  (b) Notwithstanding anything to the contrary set forth herein, Licensee shall have the right to exercise the rights and licenses granted under Sections 2.1(a) - 2.1(f) outside the Territory and with respect to customers other than Territory Customers in the event that Licensee obtains the right to pursue an opportunity outside the Territory pursuant to Section 5.2(b) of the Shareholders Agreement.

            2.3 Third Party Software. Licensee acknowledges that certain Third Party Software may be incorporated into or necessary for the use of the Licensed Software. LICENSOR MAKES NO WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, TO LICENSEE OR ANY OTHER PARTY WITH RESPECT TO THIRD PARTY SOFTWARE, AND HEREBY DISCLAIMS ANY AND ALL SUCH WARRANTIES. To the extent Licensor is able to sublicense any such Third Party Software to Licensee without incurring any additional royalties or license fees, such Third Party Software shall be deemed included in the Licensed Software for the purposes of Section 2.1 (together with any associated Documentation). To the extent Licensor is unable to sublicense to Licensee any such Third Party Software without incurring additional royalties or licensee fees, such Third Party Software shall not be included in the Licensed Software hereunder, and Licensee shall be responsible, at its own expense, for obtaining sufficient rights to use such Third Party Software from the relevant vendors; provided, however, that Licensor shall provide Licensee with reasonable assistance in obtaining all necessary rights to any such Third Party Software.

            2.4 Proprietary Markings. Licensee shall not remove any production identification, copyright notices or proprietary indications from the Licensed Properties.

            2.5 Trademark License.

                  (a) Licensor hereby grants to Licensee, subject to termination as provided herein, an exclusive (subject to the following sentence), non-transferable (except as provided herein), right and license (i) to use and display the Licensed Marks in the Territory solely in connection with the conduct of the Business and (ii) to register in the Territory one or more Internet domain names using the Licensed Marks. The exclusivity of this license shall not prevent Licensor from undertaking global marketing campaigns using the Licensed Marks that result in promotional materials and information being accessible or distributed into the Territory, provided that such campaigns are not directed principally at Territory Customers or other Persons in the Territory.

                  (b) Licensee acknowledges that the quality of the products and services offered by Licensee under the Licensed Marks will reflect on Licensor, and will affect the reputation and goodwill of Licensor in the Territory and elsewhere. Licensee agrees that the quality of the products and services that it distributes and offers under the Licensed Marks shall be of a level at least comparable to the quality of the products and services distributed and offered by Licensor outside of the Territory. In the event that the quality of the products and services offered by Licensee under the Licensed Marks are not at such level, then Licensor shall have the right, upon 30 days' prior written notice to Licensee, to terminate the licenses granted under this Section 2.5, if by the end of such 30 day period Licensee has not improved the quality of the relevant products or services, or presented Licensor with a corrective plan that is acceptable to Licensor in Licensor's reasonable discretion.

                  (c) Licensee agrees that it shall not register any Licensed Mark, or any name, logo, trade name, domain name, trademark or design that is confusingly similar thereto, in any jurisdiction, inside or outside the Territory, except as expressly permitted in this Section 2.5(c), in Section 2.5(a)(ii) above or with the prior written consent of Licensor. Licensee shall timely make all registrations and filings, execute all documents required under applicable law and take such other actions as are reasonably necessary to protect the Licensed Marks in the Territory. Licensee shall have the right to require Licensor diligently to pursue trademark registrations with regard to the Licensed Marks in the Territory. In the event that Licensor fails to file, prosecute or maintain any trademark application (or ensuing trademark registrations) with respect to the Licensed Marks in the Territory as requested by Licensee within a reasonable period of time following such request, Licensee shall have the right, at Licensor's reasonable expense, to prosecute and maintain such trademark applications (or ensuing trademark registrations) on behalf of Licensor.

                  (d) Licensee shall provide to Licensor, as represented by the individual designated by the Licensor as its corporate marketing representative on the Advisory Committee (as defined in the Shareholder's Agreement), a copy of any tangible promotional materials, advertising or packaging that will bear the Licensed Marks for review and pre-approval, which approval shall not be unreasonably withheld. Any failure of Licensor to indicate its approval or disapproval of any such promotional materials within fifteen (15) days after its receipt of such copy shall be deemed acceptance thereof. With respect to promotional materials bearing the Licensed Marks made available in electronic form via publicly accessible portions of the Internet, Licensor shall have the right to review and approve such materials via such publicly accessible portions of the Internet. In the event that Licensor disapproves of any of Licensee's promotional materials bearing the Licensed Marks (whether in tangible or electronic form), it shall provide Licensee with written notice setting forth the grounds for its disapproval in reasonable detail, and Licensee cease using such promotional materials until the promotional materials have been modified to address the grounds for disapproval set forth in such written notice.

            2.6 Licensee Developments. Licensee shall deliver to Licensor all modifica-tions, corrections and enhancements that it makes to the Licensed Software except for the Localized Versions ( "Licensee Developments"), in Source Code and Object Code forms, promptly upon their development, together with all relevant programmers' notes, documentation and commenting associated therewith. Licensor shall reimburse Licensee for all reasonable out-of-pocket expenses incurred in connection with the delivery to Licensor of the Licensee Developments. Licensee hereby grants to Licensor a perpetual, irrevocable, non-exclusive, royalty-free right and license, including the right to sublicense, to use, copy, modify, distribute, market, promote and create derivative works of any and all such Licensee Developments in Source Code and Object Code forms outside the Territory.

            2.7 No Other Rights. Except as provided in this Article 2, nothing in this Agreement shall be deemed to grant any license or rights in any technology, products or services to Licensee except for the licenses and rights specifically granted herein with respect to the Licensed Properties.

      3. Delivery and Maintenance of Licensed Software.

            3.1 Delivery. As soon as practicable after the Effective Date, Licensor shall deliver to Licensee the Licensed Software, Marketing Materials, Documentation and other materials embodying the Licensed Know-How in their then most current forms and representations (including, without limitation, graphics files and camera-ready mechanicals) of the Licensed Marks. Thereafter, Licensor shall deliver to Licensee any Updates or other modifications, improvements or additions to the Licensed Software, Documentation, Licensed Know-how, Licensed Marks or Marketing Materials ("New Materials") as soon as practicable after the development of such New Materials, and in any event no later than such New Materials are made available to any other licensee of Licensor or are generally distributed internally by the Licensor.

            3.2 Support.

                  (a) Licensor represents and warrants that it uses a variety of methods to disseminate the Licensed Software, Documentation Licensed Know-How and information with respect thereto to its employees, to educate its employees with respect to such technology and to inform and educate its employees with respect to new developments. These methods include distributions of technical information by e-mail and other methods, training meetings, technical roundtables, conference calls, access to the Licensor's intranet, including meetings of technical personnel and the like. Licensor hereby agrees to include all appropriately situated personnel of the Licensee in any dissemination of such information, to give all such personnel substantially the same access to the relevant portions of Licensor's intranet as is given to similarly situated personnel of Licensor and to invite all such personnel to such meetings, conference calls, training sessions and similar events as similarly situated personnel of the Licensor attend. All costs and expenses of Licensee's employees in participating in training and other meetings shall be the responsibility of Licensee.

                  (b) Licensor hereby agrees to continue to develop, improve and enhance (i) the Licensed Software, Documentation and Licensed Know-how as reasonably necessary or useful in connection with Licensor's conduct of its own business, and (ii) the methodolo-gies, procedures and policies by which Licensor documents the functionality and specifications of the Licensed Software and by which it disseminates information with respect thereto, including, without limitation, the methodologies, procedures and policies described in Section 3.2(a).

      4. Rights in Intellectual Property.

            4.1 Reservation of Rights. Except as otherwise expressly set forth in this Agreement, no right, title or interest in or to the Licensed Property, or in or to any Intellectual Property rights therein, shall be conveyed to Licensee under this Agreement; and Licensor or its suppliers shall own all such Intellectual Property in the Licensed Property. Upon request, Licensee shall execute and deliver all such instruments and documents, including without limitation documents of assignment, and take all such steps and render all such assistance as may be reasonably necessary to assure to Licensor its rights under this Section 4.1.

            4.2 Licensee Developments. Subject to Licensor's ownership of the Licensed Property, Licensee shall, except as expressly set forth herein, own all right title and interest in and to the Licensee Developments, including any Localized Versions, including all Intellectual Property rights therein or thereto. Upon request, Licensor shall execute and deliver all such instruments and documents, including without limitation documents of assignment, and take all such steps and render all such assistance as may be reasonably necessary to assure to Licensee its rights under this Section 4.2.

            4.3 Benefit. All use of the Licensed Property shall inure to the benefit of Licensor, or, as applicable, its suppliers. All use of the Licensee Developments shall inure to the benefit of Licensee.

      5. Representations and Warranties; Indemnification.

            5.1 Licensor Representations and Warranties.

                  (a) Corporate Authority. Licensor represents and warrants to Licensee that Licensor has full power, right and authority to enter into this Agreement, to carry out its obligations under this Agreement, and to grant the rights granted to Licensee herein, and that this Agreement is valid, binding and enforceable against it.

                  (b) No Conflict. Licensor represents and warrants that the execution of this Agreement, the granting of the rights and licenses to Licensee herein, and the performance of its obligations hereunder does not and will not
(i) violate the Articles of Incorporation or by-laws of Licensor or any provision of any applicable law; or (ii) conflict with or violate any other agreement to which Licensor is a party.

                  (c) Rights; Non-Infringement. Licensor represents and warrants that it is the sole owner of all right, title and interest in and to the Licensed Property and/or possesses all rights necessary to grant the licenses granted to Licensee herein, and that the use and sale of the Licensed Property, and of products and services incorporating the Licensed Property in accordance with the terms of this Agreement do not and will not infringe or misappropriate any Intellectual Property rights of any third party.

                  (d) No Claims. Licensor represents and warrants that (i) no claims have been made with respect to the Licensed Property and no demands of any third Party have been made pertaining to the Licensed Property, and (ii) no proceedings have been instituted or are pending or threatened that challenge the rights of Licensor in respect thereof.

            5.2 Licensee Representations and Warranties.

                  (a) Corporate Authority. Licensee represents and warrants to Licensor that Licensee has full power, right and authority to enter into this Agreement, to carry out its obligations under this Agreement, and to grant the rights granted to Licensor herein, and that this Agreement is valid, binding and enforceable against it.

                  (b) No Conflict. Licensee represents and warrants that the execution of this Agreement, the granting of the rights and licenses to Licensor herein, and the performance of its obligations hereunder does not and will not
(i) violate the Articles of Incorporation or by-laws of Licensee or any provision of any applicable law; or (ii) conflict with or violate any other agreement to which Licensee is a party.

            5.3 Indemnification by Licensor.

                  (a) Indemnification. Licensor will defend any claims or suits brought against Licensee or any of its Affiliates ("Licensee Claims"), and will indemnify and hold Licensee and its Affiliates harmless against any liability cost or expense (including reasonable attorneys fees) resulting from any claim, action, suit or allegation made or brought by any Person (other than Licensee or a Licensee Affiliate) (i) arising from Licensor's or its sublicensees' use or modification of the Licensee Developments except as permitted hereunder, (ii) arising from any breach or alleged breach by Licensor of any of the representations or warranties made by Licensor in Section 5.1, or (iii) arising from the violation by Licensor of any law, rule, regulation or order in any jurisdiction. Licensor shall give Licensor prompt written notice of any Licensor Claim. In addition, if any Licensed Property provided to Licensee by Licensor is held to infringe any Intellectual Property right of a third party in the Territory, Licensor will, at its own expense, and in its sole discretion, (a) procure for Licensee the right to continue to use the allegedly infringing Licensed Property or (b) replace or modify the Licensed Property to make it non-infringing so long as the replacement to or modification of Licensed Software provide substantially the same functional, performance and operational features as the infringing software which is being replaced or modified.

                  (b) Procedures. Licensor shall have sole control over the defense of any Licensee Claim, including appeals, negotiations and the right to effect a settlement or compromise thereof, provided that (i) Licensor may not partially settle any Licensor Claim without the written consent of Licensor, unless such settlement releases Licensor fully from such claim, (ii) Licensor shall promptly provide Licensor with copies of all pleadings or similar document relating to any Licensee Claim, (iii) Licensor shall consult with Licensee with respect to the defense and settlement of any Licensee Claim, and (iv) in any litigation to which Licensee is a party, Licensee shall be entitled to be separately represented at its own expense by counsel of its own selection, subject to the right of the Licensor to control the defense.

            5.4 Indemnification by Licensee.

                  (a) Indemnification. Licensee will defend any claims or suits brought against Licensor or any of its Affiliates ("Licensor Claims"), and will indemnify and hold Licensor and its Affiliates harmless against any liability cost or expense (including reasonable attorneys fees) resulting from any claim, action, suit or allegation made or brought by any Person (other than Licensor or a Licensor Affiliate) (i) arising from Licensee's or its sublicensees' use or modification of the Licensed Property except as permitted hereunder, (ii) arising from any breach or alleged breach by Licensee of any of the representations or warranties made by Licensee in Section 5.2, or (iii) arising from the violation by Licensee of any law, rule, regulation or order in any jurisdiction. Licensor shall give Licensor prompt written notice of any Licensor Claim.

                  (b) Procedures. Licensee shall have sole control over the defense of any Licensor Claim, including appeals, negotiations and the right to effect a settlement or compromise thereof, provided that (i) Licensee may not partially settle any Licensor Claim without the written consent of Licensor, unless such settlement releases Licensor fully from such claim, (ii) Licensee shall promptly provide Licensor with copies of all pleadings or similar document relating to any Licensor Claim, (iii) Licensee shall consult with Licensor with respect to the defense and settlement of any Licensor Claim, and (iv) in any litigation to which Licensor is a party, Licensor shall be entitled to be separately represented at its own expense by counsel of its own selection, subject to the right of Licensee to control the defense.

      6. Limitation of Damages and Disclaimer of Warranties.

            6.1 Limit on Aggregate Damages.

                  (a) IN NO EVENT SHALL LICENSOR'S AGGREGATE LIABILITY TO LICENSEE, OR LICENSEE'S AGGREGATE LIABILITY TO LICENSOR, UNDER THIS AGREEMENT, FOR ANY AND ALL CAUSES, EXCEED $650,000.

                  (b) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, LOST PROFITS, LOSS OF USE OF EQUIPMENT, LOST CONTRACTS OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE LICENSED PROPERTY, LICENSEE DEVELOPMENTS OR RELATING TO THIS AGREEMENT, HOWEVER CAUSED, EVEN IF SUCH PARTY HAS BEEN MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES TO THE OTHER PARTY.

            6.2 Warranty Disclaimers. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE LICENSED PROPERTY IS PROVIDED TO LICENSEE, AND THE LICENSEE DEVELOPMENTS ARE PROVIDED TO LICENSOR, AS-IS. EXCEPT AS EXPRESSLY SET FORTH HEREIN, LICENSOR MAKES NO WARRANTIES TO LICENSEE OR TO ANY OTHER PARTY OF ANY KIND WHATSOEVER WITH RESPECT TO THE LICENSED PROPERTY, WRITTEN OR ORAL, EXPRESS, IMPLIED OR

            STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, ALL OF WHICH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. EXCEPT AS EXPRESSLY SET FORTH HEREIN, LICENSEE MAKES NO WARRANTIES TO LICENSOR OR TO ANY OTHER PARTY OF ANY KIND WHATSOEVER WITH RESPECT TO THE LICENSEE DEVELOPMENTS, WRITTEN OR ORAL, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, ALL OF WHICH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

            LICENSOR DOES NOT WARRANT THAT THE LICENSED SOFTWARE WILL MEET LICENSEE'S OR ANY OTHER PARTY'S REQUIREMENTS, WILL OPERATE IN COMBINATIONS LICENSEE OR ANY OTHER PARTY MAY SELECT FOR USE, OR THAT OPERATION OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE. LICNSEE DOES NOT WARRANT THAT THE LICENSEE DEVELOPMENTS WILL MEET LICENSOR'S OR ANY OTHER PARTY'S REQUIREMENTS, WILL OPERATE IN COMBINATIONS LICENSOR OR ANY OTHER PARTY MAY SELECT FOR USE, OR THAT OPERATION OF THE LICENSEE DEVELOPMENTS WILL BE UNINTERRUPTED OR ERROR FREE.

      7. Confidentiality.

            7.1 Obligations. For so long as this Agreement remains in effect and for a period of ten (10) years after any expiration or termination of this Agreement, each party shall keep strictly confidential, and shall not disclose, any confidential or proprietary information of the other party received under or in connection with this Agreement, including without limitation any information, written or oral, relating to customers, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, know-how, technical processes, formulae or plans for future development ("Confidential Information"); provided, however, that Confidential Information shall not include, and the disclosure restrictions of this Section 7 shall not apply to, any information received by either party from the other which:

                  (a) was already known to the recipient at the time of receipt;

                  (b) was at the time of receipt, or thereafter becomes, freely and generally available to the public through no wrongful act of the recipient;

                  (c) is rightfully received by the recipient from a third party legally entitled to disclose such information free of confidentiality restrictions;

                  (d) is independently developed by the recipient with reference to any Confidential Information of the disclosing party;

                  (e) is disclosed by the recipient pursuant to the order of any court or in connection with any legal proceeding commenced by or against the recipient, provided that prior to any such disclosure the recipient shall give the other party a reasonable opportunity to seek a protective order with respect to any such disclosure; or

                  (f) is disclosed by the recipient, or any Affiliate of the recipient, as required under any applicable securities laws

                  Upon the expiration or termination of this Agreement, each party shall either erase, destroy or return to the other party all program listings, memoranda, notes, records, reports and other documents (whether in tangible or electronic form, and including all copies thereof) containing any Confidential Information of such other party and in such other party's possession or under its control at the time of such expiration or termination, and shall give written certification of compliance with this paragraph to such other party.

            7.2 Injunctive Relief. Because the unauthorized disclosure or transfer of Confidential Information by recipient will substantially diminish its value and irrevocably harm the disclosing party, if recipient materially breaches the provisions of Section 7.1, the disclosing party shall be entitled to injunctive and/or other equitable relief, in addition to other remedies afforded by law.

      8. Term and Termination.

            8.1 Term. Unless earlier terminated as provided herein, this Agreement shall be effective during the period from the Effective Date until the sooner of: (i) the date on which the parties hereto mutually agree to terminate this Agreement; or (ii) the date on which this Agreement is terminated under Sections 8.2 and 8.3 below.

            8.2 Termination. Subject to the provisions of Section 8.3 below, a party may terminate this Agreement (i) in the event of any material breach of any warranty, representation or covenant of this Agreement by the other party which remains uncured sixty (60) days after written notice of such breach, upon written notice to the other party given no later than five (5) days following the expiration of such sixty (60) day period; (ii) in the event that any involuntary bankruptcy, insolvency, receivership, dissolution, or similar proceeding is instituted against the other party and has not been dismissed within thirty (30) days after filing, upon written notice to the other party given no later than five (5) days following the expiration of such thirty (30) day period; or (iii) in the event that any voluntary bankruptcy, insolvency, receivership, dissolution, liquidation, or similar proceeding is commenced by the other party, immediately upon written notice to the other party.

            8.3 Effect of Termination.

                  (a) Termination by Licensor. In the event that Licensor terminates this Agreement in accordance with Section 8.2:

                        (i) Licensee shall have a transition period of three (3) months from the effective date of such termination (the "Licensor Termination Date") in which to transition away from all uses of the Licensed Marks. During such transition period, Licensee shall use all reasonable efforts to wind down its use of the Licensed Marks as soon as reasonably practica-ble and, in any event, all of the rights and licenses under the Licensed Marks granted pursuant to Section 2.5 shall terminate in three (3) full months after the Licensor Termination Date.

                        (ii) With respect to Licensed Property other than the Licensed Marks, Licensee shall (A) in the case of projects for which contracts are signed at any time after the Termination Date, make no use of such Licensed Property and (B) in the case of projects for which contracts were signed prior to the Termination Date, use commercially reasonable efforts to transition away from the use of such Licensed Property during the twelve (12) month period following the Termination Date. Except as Licensor may expressly agree in writing, Licensee shall make no use of the Licensed Property, including with respect to projects which commenced prior to the Termination Date, after twelve
(12) months have elapsed from the Termination Date and all of the rights and licenses under the Licensed Property other than the Licensed Marks shall thereupon terminate in full.

                  (b) Termination by Licensee. In the event that Licensee terminates this Agreement in accordance with Section 8.2:

                        (i) Licensee shall have a transition period of three (3) months from the effective date of such termination (the "Licensee Termination Date") in which to transition away from all uses of the Licensed Marks. During such transition period, Licensee's rights to use and display the Licensed Marks in the Territory shall remain exclusive as set forth in Section 2.5, but Licensee shall use all reasonable efforts to wind down its use of the Licensed Marks as soon as reasonably practicable and, in any event, all of the rights and licenses under the Licensed Marks granted pursuant to Section 2.5 shall terminate in full six (6) months after the Licensee Termination Date. For the sake of clarity, Licensor shall be free during such transition period to conduct business in the Territory under any brand names, trade names or trademarks other than the Licensed Marks and using any of the Licensed Property other than the Licensed Marks.

                        (ii) Licensee shall have a transition period of twenty-four (24) months in which to transition away from its use of the Licensed Property other than the Licensed Marks. During such transition period, Licensee shall use all reasonable efforts to wind down its use of the Licensed Property other than the Licensed Marks as soon as reasonably practicable and, in any event, all of the rights and licenses under the Licensed Property other than the Licensed Marks granted pursuant to Section 2.1 shall terminate in full twenty-four (24) months after the Licensee Termination Date.

                  (c) Return/Destruction of Materials.

                        (i) At the end of any three (3) or six (6) month transition period under Section 8.3(a)(i) or Section 8.3(b)(i), respectively, Licensee shall (A) in Licensee's discretion, either return to Licensor or destroy all materials embodying the Licensed Marks and certify to Licensor in writing that Licensee has complied with the requirements of this Section 8.3(c)(i) and (B) use commercially reasonable efforts to transfer and assign to Licensor, without charge, all Internet domain names and URL's owned by Licensee and containing any Licensed Mark. In the event that any applicable law, regulation or registration procedure prevents the di-


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

rect transfer and assignment of any such domain name to Licensor, Licensee and Licensor shall cooperate in good faith to take steps designed to ultimately vest ownership or control of such domain names in Licensor.

                        (ii) Except as otherwise agreed in writing by Licensor, at the end of any twelve (12) month or twenty-four (24) month period under
Section 8.3(a)(ii) or 8.3(b)(ii), respectively, Licensee shall, in Licensee's discretion, either return to Licensor or destroy all materials embodying the Licensed Property other than the Licensed Marks and certify to Licensor in writing that Licensee has complied with the requirements of this Section 8.3(c)(ii).

            8.4 Survival. The provisions of Sections 4, 5, 6, 7, 8.3, 8.4, and
9.7 shall survive any expiration or termination of this Agreement in accordance with their terms and the licenses granted pursuant to Sections 2.1, 2.2 and 2.5 shall survive to the extent provided in Section 8.3.

      9. Miscellaneous.

            9.1 Costs. Except as may be otherwise expressly provided in this Agreement, each party shall bear its own costs and expenses in carrying out its obligations under this Agreement.

            9.2 Notices. Any notice, request, demand, approval or consent required or permitted under this Agreement shall be in writing and shall be effective upon actual receipt when delivered by (a) registered mail, postage prepaid, return receipt requested; (b) personal delivery; (c) an overnight courier of recognized reputation (such as DHL or Federal Express) or (d) transmission by facsimile (with confirmation by mail), in each case addressed as follows:

            If to Licensor:   Breakaway Solutions, Inc.
                              50 Rowes Wharf
                              Boston, Massachusetts 02110
                              Attention:  Mr. Timothy Perkins
                              Telephone:  617-960-3400
                              Telecopy:  617-960-3434
                              e-mail:  tperkins@breakaway.com

                              After November 15, 2000:

                              World Trade Center East
                              Two Seaport Lane
                              Boston, Massachusetts 02210

            If to Licensee:   Breakaway Solutions Asia Pacific Limited
                              The Center 67/F
                              99 Queen's Road Central
                              Hong Kong

                              Attention:  Mr. William Hay/Tiak Koon Loh
                              Telephone:  852 2186 3018
                              Facsimile:  852 2186 3058
                              email:  tloh@internetcapital.com

Either party may change its address or facsimile number for notice purposes by notice given to the other party in accordance with this Section 9.2.

            9.3 Assignment. Except as expressly provided herein, neither party shall assign or transfer this Agreement or any interest herein, or enter into any agreement of merger, sale of control or sale of substantially all of its assets, effectively transferring this Agreement to another party, without the prior written consent of the other party.

            9.4 Entire Agreement. This Agreement, including the exhibits referred to herein, which are hereby incorporated in and made a part of this Agreement, constitutes the entire contract between the parties with respect to the subject matter covered by this Agreement. This Agreement supersedes all previous letters of intent, agreements and understandings, if any, by and between the parties with respect to the subject matter covered by this Agreement. This Agreement may not be amended, changed or modified except by a writing duly executed by the parties hereto.

            9.5 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, invalid or void in any respect, no other provision of this Agreement shall be affected thereby, and all other provisions of this Agreement shall nevertheless be carried into effect and the parties shall amend this Agreement to modify the unenforceable, invalid or void provision to give effect to the intentions of the parties to the extent possible in a manner which is valid and enforceable. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES, IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH.

            9.6 Remedies and Waivers. All rights and remedies of the parties under this Agreement and the Services Agreement are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other rights or remedies which the parties may have. The parties shall not be deemed to waive any of their rights or remedies under this Agreement or the Services Agreement, unless such waiver is in writing and signed by the party to be bound. No delay or omission on the part of either party in exercising any right or remedy hereunder or thereunder shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

            9.7 Governing Law. This Agreement and the Services Agreement, and the rights and liabilities of the parties hereunder and thereunder, shall be governed by the substantive laws of the State of New York (as permitted by Section 5-1401 of the General Obligations Law) without giving effect to any choice of law rule that would cause the application of laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. All disputes between the parties arising out of this Agreement shall be settled by the parties amicably through good faith discussions upon the written request of any party. In the event that any such dispute cannot be resolved thereby within a period of sixty (60) days after such notice has been given, such dispute shall be finally settled by arbitration administered by the American Arbitration Association in New York, New York, using the English language, and under its International Arbitration Rules. The arbitration panel may grant specific performance, and to allocate between the parties the costs of arbitration in such equitable manner as the panel may determine. The prevailing party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses incurred in connection therewith. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, any party shall have the right to institute a legal action in a court of proper jurisdiction for injunctive relief or a decree for specific performance pending final settlement by arbitration. Subject to the foregoing the parties hereto consent to the non-exclusive jurisdiction of any New York State or Federal Court of competent jurisdiction in the Borough of Manhattan, New York City, and any court having jurisdiction of any appeal therefrom in any action or proceeding arising out of or relating to this Agreement, the Licensed Property or the Licensee Developments.

            9.8 Headings. The headings contained in this Agreement are for convenience only and are not a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement, or any of the provisions of this Agreement.

            9.9 Counterparts and Facsimile. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. Transmission of facsimile copies of signed original signature pages of this Agreement shall have the same effect as delivery of the signed originals.

            9.10 Third Party Beneficiary. Neither this Agreement nor the Maintenance Agreement is intended to and neither confers any rights on any third party, and no such third party shall be a third party beneficiary under or in respect of this Agreement or the Maintenance Agreement.

            9.11 Binding Effect. Subject to Section 9.3 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

            9.12 Independent Contractors. The parties shall for all purposes hereunder and under the Maintenance Agreement be considered independent contractors with respect to each other, and neither shall be considered an employee, employer, agent, principal, partner, franchisee, franchisor or joint venturer of the other.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BREAKAWAY SOLUTIONS, INC.                 BREAKAWAY SOLUTIONS ASIA
                                          PACIFIC LIMITED


By: /s/ Gordon Brooks                     By: /s/ Tiak Koon Loh
    -------------------------------          ---------------------------------

NAME_______________________________       NAME________________________________

TITLE______________________________       TITLE_______________________________

DATE_______________________________       DATE________________________________

                                    EXHIBITS

Exhibit A:  Licensed Marks
Exhibit B:  Licensed Software
Exhibit C:  Services Agreement